Exhibit 10.14

iR RECORDATI S.A.

SWISS BRANCH	by courier
PlAZZA	DHL ROXRO PHARMA LLC
BOFFALORA, 4	1010 El Camino Real, Suite 300
CH-6830 CHIASSO,	Menlo Park, CA 94025
SWITZERLAND fEl	USA
(4 I) (91) 6954260
FAX (41) (91) 6954279	For the kind attention of
Mr Roger L. Whiting, President

Chiasso, March 21st, 2001

Dear Mr Whiting,

RE: First Amendment to License Agreement

1.      We refer to the License Agreement between Roxro Pharma LLC and Recordati SA Chemical and Pharmaceutical Company whose Effective Date was 23 November 2000 (the 'License").

2.      You and Dr. Sartani, Recordati's director of research and development, have been discussing strategies for (i) obtaining patent protection in the USA and (ii) for opposing third party patents applied for and/or granted in the USA, in relation to intra-nasal applications of Ketorolac.

3.      Recordati and Roxro have agreed the following:

3.1      Roxro will take the lead in prosecuting, in the name of Recordati, all patent applications included within the Patent Rights. Recordati will procure that its patent attorney will at all times fully collaborate with Roxro in relation to such applications. Article 8.1 of the License shall be amended accordingly. Subject to the provisions of paragraph 3.3, Roxro shall bear its own costs in pursuing such Patent applications.

3.2      Roxro and Recordati shall jointly collaborate in opposing third party patents applied for and/or granted in the USA, to the extent that the Parties agree such patents would substantially inhibit or prohibit the full enjoyment of the Patent Rights. Roxro will [*****]

3.3      Roxro shall keep Recordati fully informed of the progress of its prosecution of the applications for the Patent Rights and shall require Recordati's prior written approval before incurring patent prosecution costs in excess of US$[*****] or opposition costs in excess of US$[*****]. Roxro may, upon grant of the Patent Rights applied for by Roxro by the United States Patent and Trademark Office (US PTO), deduct (a) all documented out of pocket expenses incurred by it in prosecuting the Patent applications pursuant to paragraph 3.1

*****  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Commission.

and (b) [*****] of all documented out of pocket expenses incurred by it in opposing third party patents pursuant to paragraph 3.2, from the down-payment due from Roxro to Recordatl under Article 5.1.2.2 of the License, up to a total aggregate permissible deduction of US$[*****]. If such Patent Rights are not granted within [*****] from the date of this first amendment of the License, Recordati shall reimburse Roxro’s approved and documented Patent prosecution costs and [*****]  of Roxro’s  approved  and documented opposition costs and the Parties shall at that stage discuss in good faith the merits of proceeding with any such Patent Right applications or oppositions. Any costs so reimbursed by Recordati shall reduce the aggregate permissible deduction from the down payment due from Roxro to Recordati under Article 5.1.2.2 of the License, to the extent that the Patent Rights are subsequently granted.

4.      This letter, which is made in two original counterparts, constitutes, when signed by Roxro, a valid amendment of the License made in accordance with Article 12.3 thereof. Except as amended hereby, the License shall remain in full force and effect and bind both Recordati  and Roxro.

5.      Terms defined in the License have the same meaning when used in this letter.

6.      If you agree to the terms of this first amendment of the License, as set out in this letter please ensure that an authorised signatory of Roxro Pharma LLC signs both original counterparts and returns one to Francis Marsland, Legal Counsel, Recordati SA, Piazza Boffalora 4, 6830 Chiasso, Switzerland. Please keep the other original for your records.

I confirm receipt of the letter of which this is an original counterpart and accept, on behalf of Roxro Pharma LLC of which I am authorised signatory to be bound by its terms.

ROXRO PHARMA LLC

s/ R. L. Whiting
Name: R. L. Whiting
Title: President
Date: March 30, 2001